FOR IMMEDIATE RELEASE


CONTACT:          Marty E. Adams
                  President & Chief Operating Officer
                  Sky Financial Group, Inc.
                  (419) 327-6300

                  Jack W. Donaldson
                  President & Chief Operating Officer
                  The Ohio Bank
                  (419) 424-4000


                     SKY FINANCIAL GROUP, INC. ANNOUNCES
                            THE COMPLETION OF ITS
                        AFFILIATION OF THE OHIO BANK


   December 7, 1998 (Bowling Green; Ohio; NASDAQ: SKYF) Sky Financial Group, Inc. today announced the completion of its affiliation of The Ohio Bank, a state chartered community bank headquartered in Findlay, Ohio.

   The consummation of the transaction marks the completion of the deal between The Ohio Bank and Citizens Bancshares, Inc. signed July 22,1998.

   Shareholders of The Ohio Bank will receive 69.575 shares of Sky Financial Group common stock for each share of common stock of The Ohio Bank. At closing, the transaction was valued at approximately $180 million. The exchange of shares will qualify as a tax free exchange, and the transaction is to be accounted for as a pooling of interests.

   At the completion of the affiliation, two Sky Financial affiliates were merged into The Ohio Bank. American Community Bank, N.A., Lima and AmeriFirst Bank, N.A., Xenia, were merged into The Ohio Bank, creating a $1.2 billion commercial bank headquartered in Findlay, Ohio with 36 banking centers throughout west-central Ohio. Additionally, five branch offices of Mid American National Bank and Trust Company, Sky Financial's Toledo-based affiliate, will be transferred to The Ohio Bank in January, 1999. Richard R. Hollington, Jr. will continue to serve as Chairman of The Ohio Bank, Jack W. Donaldson will serve as the resulting bank's President and Chief Executive Officer, and James F. Burwell will serve as its Chief Operating Officer. The Board of Directors of the bank will be comprised of representatives of The Ohio Bank, AmeriCom Bank and AmeriFirst Bank. Additionally, Richard R. Hollington, Jr., George N. Chandler, and Patrick W. Rooney will be appointed to the Board of Directors of Sky Financial Group.

   "Our partnership with The Ohio Bank represents an exciting new stage in our company's growth, and we are extremely pleased at how well our companies complement each other, to the benefit of our shareholders, employees, customers and the community", said Marty E. Adams, Sky Financial Group's President and Chief Operating Officer.

   Jack W. Donaldson, President and Chief Executive Officer of The Ohio Bank commented, "As a part of Sky Financial Group, we will continue to employ the community bank concept of exceptional customer service from exceptional people, with the added resources of a larger institution."




   Sky Financial Group, Inc. is a diversified financial services holding company headquartered in Bowling Green, Ohio. The Company's banking affiliates include Mid American National Bank and Trust Company, Toledo, Ohio; The Citizens Banking Company, Salineville, Ohio; The Ohio Bank, Findlay, Ohio; First National Bank Northwest Ohio, Bryan; Century National Bank, Rochester, Pennsylvania; and Adrian State Bank, Adrian, Michigan. The Company's financial services affiliates include Mid Am Recovery Services, Inc., Clearwater, Florida; MFI Investments Corp, Bryan, Ohio; Mid Am Credit Corp., Columbus, Ohio; Mid Am Private Trust, N.A., Cincinnati, Ohio; Mid Am Financial Services, Inc., Carmel, Indiana; Simplicity Mortgage Consultants, Marion, Indiana; Mid Am Title Insurance Agency, Inc., Adrian, Michigan; Sky Technology Resources, Inc., Bowling Green, Ohio; ValueNet, Inc., Lisbon, Ohio; Freedom Financial Life Insurance Company, Phoenix, Arizona; and Freedom Express, Inc., Salineville, Ohio.

                                     *****

   The information contained in this press release contains forward-looking statements regarding expected future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.

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